UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2004

                                VITALLABS, INC.
             (Exact name of registrant as specified in its charter)

Nevada                         000-20598                      75-2293489
(State or other               (Commission                   (IRS Employer
jurisdiction                  File Number)                Identification No.)
of incorporation)

   Suite 402, 105 Elm Street, Old Saybrook, Connecticut           06475
        (Address of principal executive offices                 Zip Code)

      Registrant's telephone number, including area code:  860-767-6580

                    12547 66th Street North, Largo Florida 33773
            (Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 18, 2004, the registrant entered into a definitive Stock Exchange Agreement with The Chirico Group, Inc. and Anthony Chirico. Pursuant to this agreement, Mr. Chirico has gained control of the registrant. Mr. Chirico has been elected to the Board of Directors, has a right to designate all other directors and has been appointed president of the registrant. Mr. Chirico held
97.23 percent of The Chirico Group prior to the transaction. The registrant exchanged 1.8 million shares of its newly designated Class C Voting, Convertible Preferred Stock for all of the issued and outstanding equity securities of The Chirico Group held by Mr. Chirico and all other stockholders of The Chirico Group. Each share of the preferred stock has the right to cast fifty-six votes on any matter submitted to the stockholders, or fifty percent of all votes assuming all 100 million shares of authorized common stock were to be issued and vote on each such matter along with the preferred stock. Mr. Chirico will vote all shares of the preferred stock pursuant to a proxy from the other beneficial owners of the preferred stock. The preferred stock will automatically convert into eighteen million shares of common stock following a 50:1 share consolidation of common stock leaving two million shares of common stock, assuming all 100 million shares of authorized common stock is issued and outstanding, prior to the conversion. The share consolidation will be submitted to stockholders for approval pursuant to a proxy or consent solicitation under Regulation 14A of the Securities Exchange Act of 1934, as amended. This solicitation cannot occur until the registrant has filed all reports which are required to be filed under the Act. Following share consolidation and the conversion of the preferred stock, the registrant will have twenty million shares of common stock issued and outstanding and the former stockholders of The Chirico Group and certain former creditors of registrant will own ninety percent of registrant's then issued and outstanding twenty million shares of common stock. Mr. Chirico will own approximately 17,501,659 of those shares, or eighty-eight percent. In the event the audited gross revenues and net profits of The Chirico Group for the fiscal year ended December 31, 2003 do not equal or exceed $8 million and $1.8 million, respectively, the share-consolidation ratio may be decreased by a factor subject to good faith negotiations, with the result that the number of shares remaining in the hands of existing common stockholders would increase above two million shares while the shares issued in the conversion of the preferred stock would remain at eighteen million.

Prior to the acquisition, the registrant and its directors, officers and affiliates had no relationship with The Chirico Group or Mr. Chirico. Mr. Chirico assumed control of the registrant from Frank Pinizzotto, the holder of a majority of the registrant's issued and outstanding common stock and three other directors, Frank Ed Donofrio, Kurt Schauer and Kevin Skinner, who were elected as directors immediately prior to the transaction. Messrs. Pinizzotto, Donofrio, Schauer and Skinner resigned as directors of the registrant upon closing of the acquisition of The Chirico Group.

Two stockholders of the registrant have placed an aggregate of ten million shares of the registrant into an escrow for one year to cover any contingent, unknown or undisclosed liabilities of the registrant. Any such shares not used or designated for use at the end of one year (or if reserved for use, then when no longer required) will be returned to the stockholders. The stockholders are Frank Pinizzotto and Duane Gawron.

Item 1.02.  Termination of a Material Definitive Agreement

NOT APPLICALBE

Item 1.03.  Bankruptcy or Receivership.

NOT APPLICABLE

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

In the transaction described in Item 1.01, above, the registrant acquired all of the issued and outstanding equity securities of The Chirico Group which it will operate as a wholly owned subsidiary. The business of The Chirico Group will constitute the complete business of the registrant, on a consolidated basis.
The following information is provided with respect to The Chirico Group. The number of shares issued by the registrant for the acquisition of The Chirico Group was determined in arms' length negotiations, and was based solely on a determination to leave approximately ten percent of the registrant's issued and outstanding common shares in the hands of the public and non-affiliates in order to sustain a public trading market and ninety percent of the issued and outstanding shares in the hands of the former stockholders of The Chirico Group and approximately eight other persons who were creditors of the registrant. The registrant intends to continue to conduct The Chirico Group's business and the use of its assets in the same manner they were conducted and used prior to the transaction. The following information is about the registrant following the change in control described in Item 1.01, above, and about The Chirico Group's business.

Description of business
-----------------------

The Chirico Group, Inc. was incorporated in Nevada on June 29, 2004. It is the successor to the business of "Nanuet Co.", a California corporation founded in the mid-1980s by Mr. Chirico. Anthony Chirico is also the founder of The Chirico Group. The Chirico Group does not have any subsidiaries. Certain information about the history of The Chirico Group incorporates information about Nanuet Co. The Chirico Group was founded originally to supply American entertainment products, like television programs and movies, to mainland Chinese markets. The business expanded over the years to include merchandising linked to entertainment in what is believed to be the first western style advertising campaign of its kind in China. The business further expanded into manufacturing and quality control, including the use of technology, equipment, distribution, marketing, and the Internet. As The Chirico Group's network expanded and more companies attempted to tap the Asia-Pacific markets, The Chirico Group geared itself to meet the needs of Western companies seeking access to those markets, principally, mainland China.

The Chirico Group provides consulting services and is engaged product distribution and in manufacturing.

The Chirico Group provides market consulting services, business plan implementation, promotional campaigns and project management for U.S. firms who want to do or who are doing business with or in the Peoples Republic of China, Hong Kong, Taiwan and Singapore. The Chirico Group has experience and contacts in these countries. It has represented companies as diverse as CBS, Star Building Systems and Ford Motor Company. The Chirico Group blends western and international elements with an understanding of Chinese markets that allows it to effectively assist businesses in achieving benefits of engaging in business with and in those countries. A complete list of services provide by The Chirico Group includes marketing, import and export, distribution and sales, entertainment, project and construction management, real estate, promotional campaigns and commodities trading. The Chirico Group also acts as a company agent and provides representative offices, market analysis, business plan development and implementation, product distribution and sourcing, e-commerce product packaging, marketing and sales campaigns, consumer and industrial product distribution, corporate identity and image development, financing, patent and trademark registration, contract negotiations, manufacturing quality control and documentation. Information about the revenues generated from the sale of consulting services during each of the last three fiscal years ended December 31, 2003, will be provided by amendment of this report upon completion of an audit of The Chirico Group's financial statements for those fiscal years. Sales of these services are not affected by seasonal changes. The Chirico Group is not dependent for the sale of its services on a single or a few customers. The Chirico Group does not have a backlog of orders for consulting services. The Chirico Group competes against a number of other firms who offer a range of the services offered by The Chirico Group.

The Chirico Group has undertaken the importation from the U.S. and distribution in the Peoples Republic of China of a number of products.

The Chirico Group, in a joint venture under an agreement dated February 29, 1999 with Maoming International Economic and Technology Company, markets crude oil extracted from oil shale. The Chirico Group plans to manufacture and sell an asphalt binder to be used principally for road construction, using the crude oil extracted from oil shale as a principal component. The market for the crude oil is and the initial market for the asphalt binder is expected to be mainland China. But, the registrant expects eventually to export the asphalt binder from China to other Asian countries and to the U.S. The Chirico Group's interest in the joint venture is seventy percent. The Chirico Group will need to finance and construct a plant for manufacture of the asphalt binder. The Chirico Group has a patent application pending in the U.S. covering the asphalt binder. The Chirico Group believes the qualities of asphalt binder produced using crude oil from oil shale are superior to asphalt binders manufactured with crude oil from other sources. It also believes the use of the crude oil extracted from oil shale will generate greater revenues per barrel compared to selling the crude oil directly. Information about the revenues generated from the sale of crude oil by the joint venture during each of the last three fiscal years ended December 31, 2003, will be provided by amendment of this report upon completion of an audit of The Chirico Group's financial statements for those fiscal years. Maoming supplies the oil shale and the plant for extraction of the crude oil. And, Maoming will supply the crude oil to be used in manufacture of the asphalt binder. Sales of crude oil are not affected by seasonal factors. The Chirico Group does not believe the sale of asphalt binder will be affected by seasonal factors. While the sale of crude oil is not dependent upon a single or a few customers, The Chirico Group believes the sale of asphalt binder will be to only a few asphalt manufacturers or to a single wholesaler. At the present time, there are relatively few manufacturers of asphalt binder and asphalt in the Peoples Republic of China. The Chirico Group expects competition to increase when road building increases in that country.

The central government of the Peoples Republic of China has a five-year plan to spend $10.8 billion USD equivalent, with annual increases of $2.4 to $3.6 billion USD equivalent to develop a highway system of 3.5 million kilometers to be built throughout China. This will include new roadway systems between the 45,000 villages and major economic centers, and up grading of rural road system, tunnels and bridges. The primary road construction material to be used is asphalt with binders.

The Chirico Group employs only Mr. Chirico on full time basis in the U.S. The Chirico Group employs five full time personnel in Shanghai in managerial capacities. The Chirico Group engages a variety of consultants, managers and other employees as required for specific projects.

Information about the revenues generated from the sales in the U.S. and in China during each of the last three fiscal years ended December 31, 2003, will be provided by amendment upon completion of an audit of The Chirico Group's financial statements for those fiscal years.

The Chirico Group's long-lived assets are located primarily in the countries where it does business and, at the present time, are not believed to be material. Information about the current book value and remaining useful life of these assets will be provided by amendment of this report upon completion of an audit of The Chirico Group's financial statements.

The asphalt binder to be manufactured using its proprietary process by The Chirico Group under its joint venture with Maoming meets U.S. DOT specifications and current Chinese specifications. The Chirico Group faces the possibility, however unlikely, that China may change its standards for asphalt in a way that The Chirico Group's product cannot satisfy.

Description of Property
-----------------------

The Chirico Group does not own any material plant and equipment at the present time.

Security ownership of certain beneficial owners
-----------------------------------------------

The following table presents information known to the registrant regarding persons (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) who is the beneficial owner of more than five percent of any class of the registrant's voting securities following the acquisition of The Chirico Group, as described in Item 1.01.

Holders of voting, convertible preferred stock
----------------------------------------------

Name & Address                            Number of Shares     Percent of Class

Anthony Chirico                             1,800,000               100%
Suite 402, 105 Elm Street
Old Saybrook, Connecticut  06475

All directors and officers
as a group                                  1,800,000               100%

Mr. Chirico holds legal title to with beneficial ownership of 1,679,673 shares of Class C Voting, Convertible Preferred Stock and holds a proxy to vote 120,327 shares of the preferred stock owned legally by all other former stockholders of The Chirico Group and seven creditors of the registrant. All other former stockholders of The Chirico Group and the seven creditors beneficially own approximately 6.7 percent of the 1.8 million shares of preferred stock; amount of share plus percentage to be negotiated down. Each share of the preferred stock has fifty-six votes on matters submitted to stockholders for approval and coverts automatically into ninety percent of the registrant's common stock issued an outstanding immediately following the conversion. Mr. Chirico is a director and the president of the registrant.

Holders of common stock
-----------------------

This information will be provided by amendment.

All ownership is both legal and beneficial, unless otherwise stated, except a portion of the common stock may be held in brokerage accounts in street name. In connection with the conversion of the preferred stock into eighteen million shares of common stock, the 100 million shares common stock expected to be issued and outstanding prior thereto will be consolidated into two million shares of common stock.

Directors and executive officers
--------------------------------

The following table sets forth the names, ages, all positions held with the registrant and The Chirico Group and the year these persons became a director of the registrant of all directors and executive officers.


Name              Age         Positions held                Directors since

Anthony Chirico   51          Director and President
                              Treasurer and Secretary             2004
                              of the registrant and of
                              The Chirico Group
James Smith       45          Vice president for China             n/a
                              of The Chirico Group



Mr. Chirico was elected as a director and the president of the registrant pursuant to the Agreement for Exchange of Stock among the registrant and The Chirico Group and its stockholders.

Anthony Chirico, director and president of the registrant beginning August 18, 2004, is the founder of The Chirico Group and has been its president since inception, as a successor to the business Nanuet Co. which he founded in the mid 1980s. Mr. Chirico has conducted business in thirty-two countries since 1977. He was the first independent television syndicator to sell American cartoons to China such as My Little Pony and He Man & She Ra Princess of Power. His first international event was the Munich Olympics in 1972 with Up With People, Inc. Anthony is a skilled intercultural negotiator with expertise in business development, marketing, and advertising & promotional campaigns. Mr. Chirico earned a B.B.A. degree in business administration and marketing from Boise State University.

James Smith is The Chirico Group's vice president for China and lives in Shanghai. Mr. Smith has conducted business in Asia since 1982, concentrating his efforts in mainland China. He has developed an extensive network of relations with Chinese industrial enterprises within the garment, automotive, industrial complex, construction, petrochemical, metallurgical, petroleum and chemical industries. His expertise is in project management in China and Asia. Mr. Smith earned Masters and B.A. degrees in economics and languages from University of Victoria and East China University, respectively.

Key employees
-------------

Judy King is a key employee who handles The Chirico Group's marketing efforts and projects. She has been with the company since 1991. Ms King is a Chinese national. She has conducted business within China for local and international companies since 1984. Her expertise includes legal affairs, documentation, translation, trade and economic law, and business and government contacts. Ms. King is fluent in all Chinese languages, English, and Russian. She earned a degree from East China University in international business and affairs.

Jack Bow is The Chirico Group's U.S. West Coast representative, handling all aspects from marketing to business liaison. He has conducted business in the United States since 1978 with a focus on California and Arizona. He has worked with numerous businesses and corporations in a variety of industries. His expertise is in business loan financing and lending. He earned a B.B.A. degree in business administration from the University of Arizona.

David Liu handles all technical transfer data, testing and plant processing. He
has been with The Chirico Group since 1995 and is a Chinese national.   Mr. Liu
has been actively involved in the petroleum and chemical industry in China. His expertise is in taking product specifications and developing the engineering and plant process flow charts to create the product. He earned a degree from Beijing Technical University in engineering and chemistry.

Audit committee information
---------------------------

The registrant does not have an audit committee at the present time.

Executive Compensation
----------------------

Mr. Chirico will be paid annual cash compensation of $125,000 and may be paid performance bonuses, stock options and other annual and long term compensation as and when determined by the Board of Directors.

Complete information about compensation paid to prior executive officers during the three fiscal years ended December 31, 2003 will be included in the registrant's annual report on form 10-K for 2003.

The registrant does not have any pension, profit sharing, retirement, option, long-term incentive, stock appreciation rights or other similar plans.

Transactions with management and others.
----------------------------------------

During the fiscal year ended December 31, 2003, the registrant did not enter into any transactions with management or any related party. In connection with the acquisition of The Chirico Group, the registrant liquidated indebtedness to Frank Pinizzotto in the amount of $174,000 for an as yet undetermined number of shares of common stock. At the time of approval to pay the indebtedness in common stock, Mr. Pinizzotto was a director and president of the registrant.

Legal Proceedings
-----------------

The Chirico Group is not engaged in any legal proceedings.

The registrant is named as a co-defendant, but not served, in a suit for wrongfully refusing to remove a restrictive legend from common stock issued without registration after two years from the date of issue. The name of the parties to the suit, the case number and the court will be provided by amendment to this report. The plaintiff claims a loss of approximately $360,000. The registrant believes that another defendant to the suit may have settled for part of this amount. In the event the registrant is served properly, the registrant intends to defend the suit on grounds that the plaintiff failed to perform the services for which it received the stock as compensation.

Description of Class C Voting, Convertible Preferred Stock issued in exchange for stock of The Chirico Group
--------------------

Out of the five million shares of the registrant's authorized preferred stock
1.8 million shares have been classified as Class C Voting, Convertible Preferred Stock, each share of which shall be entitled to fifty-six votes on all matters submitted to the holders of the common stock for approval, voting together with the common stock as a single class and not separately, shall be automatically converted in the aggregate into the greater of eighteen million or ninety percent of the shares of common stock of the registrant issued and outstanding immediately following a reverse split to two million shares from one hundred million shares of common stock immediately issued and outstanding immediately prior to the conversion of the preferred stock, is be entitled to receive dividends only when and as declared on, and not in preference to, the common stock and then in an amount determined as if the preferred stock had been then converted into common stock and shall be entitled to participate in any distribution of the registrant's assets upon winding up of its affairs in pari passu with the common.

Item 2.02 Results of Operations and Financial Condition.

NOT APPLICABLE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NOT APPLICABLE

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

NOT APPLICABLE

Item 2.05 Costs Associated with Exit or Disposal Activities.

NOT APPLICABLE

Item 2.06 Material Impairments.

NOT APPLICABLE

Section 3 - Securities and Trading Markets.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

NOT APPLICABLE

Item 3.02 Unregistered Sales of Equity Securities

The registrant issued 1.8 million shares of its Class C Voting, Convertible Preferred Stock to Mr. Chirico and approximately sixty other stockholders of The Chirico Group as consideration for the registrant's exchange of stock with The Chirico Group and seven creditors of the registrant in payment of indebtedness to them. The exchange occurred on August 18, 2004. Upon conversion of preferred stock, 17,275,000 shares the common stock will be issued directly to the former stockholders of The Chirico Group, and 725,000 shares will be issued to former creditors of the registrant. No commissions or other compensation was paid in connection with the issuance of the voting, convertible preferred stock and no broker was involved in the transaction. The voting, convertible preferred stock certificate and the common stock to be issued in conversion thereof will contain a restrictive legend and will be subject to Rule 144 under the Securities Act of 1933. The registrant is relying on Section 3 and Rule 504 thereunder for an exemption from registration under the Securities Act of 1933, in that the voting, convertible preferred stock is valued as if currently convertible into common stock at $.01 per share, or an aggregate of $180,000, the price at which the registrant plans to issue or has issued common stock for cash. Upon conversion existing Chirico Group shareholders will receive an equal dollar amount of stocks in the new company per their initial investment plus a doubling of issued share.

The registrant plans to issue an as yet undetermined number of shares of common stock shares to Mr. Pinizzotto in liquidation of $174,000 of indebtedness, in connection with the acquisition of The Chirico Group. The registrant is relying on Section 3 of the Securities Act of 1933 and Rule 504 thereunder for an exemption from registration under the Securities Act, valuing the common stock at the full amount of the indebtedness, rather than at $.01 per share as described above.

Item 3.03 Material Modification to Rights of Security Holders

NOT APPLICABLE

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountants.

NOT APPLICABLE

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

NOT APPLICABLE

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

See Item 1.01 above for a description of the transaction in which control of the registrant changed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

NOT APPLICABLE

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

NOT APPLICABLE

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

NOT APPLICABLE

Section 6 [Reserved]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

NOT APPLICABLE

Section 8 - Other Events

Item 8.01 Other Events

NOT APPLICABLE

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired.

Financial statements of The Chirico Group will be filed within sixty days following the date of this report.

(b) Pro forma financial information.

Pro forma financial information will be filed within sixty days following the date of this report.

(c) Exhibits

Exhibit 2. Stock Exchange Agreement between the registrant and The Chirico Group and its stockholders.

Exhibit 4.  Certificate of Designation of Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitallabs, Inc.



By /s/ Anthony Chirico
Anthony Chirico, President
(Principal executive and operating officer)

August 18, 2004

Exhibit 2.  Stock Exchange Agreement dated August 18, 2004

                         STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT, made and entered into as of August 18, 2004, by and among Vitallabs, Inc., a Nevada corporation, Chirico Group, Inc. ("Chirico"), a Nevada corporation, and Anthony Chirico, a natural person and controlling stockholder of Chirico.

                            W I T N E S S E T H :

     WHEREAS, Vitallabs is a dormant company whose charter has been revoked by administrative action of the State of Nevada, whose stock is traded on the "Pink Sheets" and who is delinquent with its reporting requirements with the U.S. Securities and Exchange Commission; and

     WHEREAS, Chirico is engaged in international commerce, in particular, with a focus on China; and

     WHEREAS, Vitallabs desires to acquire Chirico as a wholly owned subsidiary, for Chirico's management to become Vitallabs' management and for Chirico's stockholders to become the majority stockholders of Vitallabs; and

     NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, for purposes of consummating the exchange of stock as contemplated herein, as follows:

                                    ARTICLE I
                               PRELIMINARY MATTERS
                               -------------------

     Section 1.01.  Recitals.  The parties acknowledge the recitals herein above
                    --------
set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

     Section 1.02.  Exhibits and Schedules.  Exhibits (which are documents to be
                    ----------------------
executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring its attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein. Schedules may be attached subsequent to the execution, delivery and partial performance of the conditions to the Closing of and covenants of this Agreement.

     Section 1.03.  Use of words and phrases.  Natural persons may be identified
                    ------------------------
by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

     Section 1.04.  Accounting terms; Money.  All accounting terms not otherwise
                    -----------------------
defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles. All references to "$" or dollars is to United States dollars.

     Section 1.05.  Calculation of time lapse or passage; Action required on
                    --------------------------------------------------------
holidays.  When a provision of this Agreement requires or provides for the
--------
calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the terms "calendar month" and "calendar year" shall mean the actual calendar period indicated. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

     Section 1.06.  Use of titles, headings and captions.  The titles, headings
                    ------------------------------------
and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

     Section 1.07.  Parent corporation includes subsidiary corporations.
                    ---------------------------------------------------
Reference to any parent corporation includes its wholly and majority owned subsidiary corporation(s), joint ventures and other operations and activities, including "off balance sheet" activities and transactions. Schedule "F" sets forth with respect to Chirico all wholly and majority owned subsidiary corporation(s), joint ventures and other operations and activities, including "off balance sheet" activities and transactions. Vitallabs does not have any wholly and majority owned subsidiary corporation(s), joint ventures and other operations and activities, including "off balance sheet" activities and transactions.

                                   ARTICLE II
                            TERMS OF THE TRANSACTIONS
                            ------------------------

     Section 2.01.      Purchase and sale transaction.  In accordance with the
                        -----------------------------
terms of this Agreement, on the Closing Date, as defined hereinafter, (i) all holders of Chirico's capital stock, including holders of instruments convertible into or exercisable for Chirico's capital stock, will assign, transfer and deliver to Vitallabs all of Chirico's capital stock, including instruments convertible into or exercisable for Chirico's capital stock, subject to representations and warranties set forth herein; and (ii) Vitallabs will receive and accept all of Chirico's capital stock, including instruments convertible into or exercisable for Chirico's capital stock, subject to representations and warranties set forth herein. Schedule "A" sets forth the name and address of each registered holder of Chirico's capital stock and instrument convertible into or exercisable for Chirico's capital stock, together with the number of shares held or the number of shares the instrument entitles the holder to receive.

     Section 2.02.  Consideration.  In consideration for Vitallabs' purchase of
                    -------------
Chirico's capital stock and instruments convertible into or exercisable for its capital stock, Vitallabs will issue 1,800,000 shares of its voting, convertible preferred stock (as described below) to Chirico's stockholders and holders of instruments convertible into or exercisable for Chirico's capital, the global certificate representing such preferred stock to be issued in the name of Anthony Chirico, as custodian.

     Section 2.03.  Federal income tax treatment.  At or before the Closing
                    ----------------------------
Date, the parties shall agree on the value of each of the assets purchased and sold, as set forth in Schedule "A", for federal income tax purposes.

     Section 2.04.  Press releases.  No party will issue a press release
                    --------------
regarding the subject matter of this Agreement and the transaction contemplated hereby, either before or after closing, without the prior approval thereof by the other party and its counsel.

     Section 2.05.  Transaction costs.  Each party shall pay all costs and
                    ------------------
expenses which it incurs in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE III
                           CLOSING OF THE TRANSACTION
                           --------------------------

     Section 3.01.  Location, date and time of the Closing.  The Closing of the
                    --------------------------------------
transaction contemplated by this Agreement shall take place immediately following the signing of this agreement but no later than August 23, 2004. Exhibits, Schedules and Obligations to be delivered, as soon thereafter as practicable, ("Closing Date"), but in no event later than March 18, 2005. The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself are referred to herein as the "Closing". Chirico will merge taking control of Vitallabs upon signing of this agreement and will trade with all funds going into the new entity of Chirico Group with a name and ticket symbol change soon after.

     Section 3.02.  Chirico's obligations at the Closing.  At the Closing,
                    ------------------------------------
Chirico will deliver to Vitallabs:

     (a) Certificates representing all of Chirico's issued and outstanding capital stock and all instruments convertible into or exercisable for Chirico's capital stock, all duly endorsed by the registered owner thereof for transfer to Vitallabs;

     (b) Officers' and Secretary's and Certificates of Chirico in the form set forth in Exhibits "A" and "B", respectively;

     Section 3.03.  Vitallabs' obligations at the Closing.  At the Closing,
                    -------------------------------------
Vitallabs will deliver:

     (a) Officers' and Secretary's Certificates of Vitallabs in the form set forth in Exhibits "A" and "B", respectively.

     (b) Resignations of Vitallabs' directors and officers, unless waived by Chirico's president.

     (c) A lock-up agreement covering such holders of Vitallabs' common stock and numbers of shares owned thereby as Vitallabs and Chirico shall agree.

     (d) Upon signing of this agreement Vitallabs will provide to Chirico executed agreements- Certificate of Designation and Actions by Written Consent of the Board of Directors.

     (e) Vitallabs to provide a fund (cash or stock) for any past business issues, lawsuits or litigations.

     Section 3.04.  Closing Memorandum and receipts.  As evidence that all
                    -------------------------------
parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of Exhibit "C", acknowledging such completion and consummation.

     Section 3.06.  Waiver of conditions.  Notwithstanding Section 11.03, any
                    --------------------
condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

     Section 3.07.  Further assurances.  At any time and from time to time after
                    -------------------
the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents as such requesting party may deem reasonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.

     Section 3.08.  Conditions precedent to Vitallabs' obligations.  All
                    ----------------------------------------------
obligations of Vitallabs hereunder are subject, at the option of Vitallabs, to the fulfillment of each of the following conditions at or prior to the Closing, and Chirico shall exert its best efforts to cause each such condition to be so fulfilled:

     (a) All representations and warranties of Chirico contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Chirico at or before the Closing shall have been duly and properly performed in all material respects to Vitallabs' reasonable satisfaction.

     (c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets to be acquired.

     (d) All documents required to be delivered to Vitallabs at or prior to the Closing shall have been so delivered.

     (e) The transaction contemplated by this Agreement shall have been approved by Chirico's board of directors and all of its stockholders.

     (f) None of Chirico's assets or business shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

     (g) Vitallabs shall have received a certificate of good standing for Chirico issued by the secretary of state of its state of incorporation and of each state in which it is qualified or required to be qualified to do business as a foreign corporation or the equivalent from any foreign nation.

     (h) Vitallabs shall have received financial statements for Chirico for 2004 and 2003 and the interim period(s) subsequent thereto, as may be required to satisfy the reporting requirements of the Securities Exchange Act of 1934, as amended.

     (i) All Schedules identified in this Agreement which contain information about Chirico which are not attached at the execution hereof have been attached prior to the Closing.

     Section 3.09.  Conditions precedent to the Chirico' obligations.  All
                    ------------------------------------------------
obligations of Chirico at the Closing are subject, at the option of Chirico, to the fulfillment of each of the following conditions at or prior to the Closing, and Vitallabs shall exert its best efforts to cause each such condition to be so fulfilled.

     (a) All representations and warranties of Vitallabs contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Vitallabs at or before the Closing shall have been duly and properly performed in all material respects to Chirico's reasonable satisfaction.

     (c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise), of Vitallabs, including any regulatory action, investigation, suit or stockholder suit.

     (d) All documents required to be delivered to Chirico at or prior to the Closing shall have been so delivered.

     (e) The transaction contemplated by this Agreement shall have been approved by Vitallabs' board of directors.

     (f) Chirico shall have received from Vitallabs a certificate of good standing issued by the secretary of state of its state of incorporation and of each state in which it is qualified or required to be qualified to do business as a foreign corporation.

     (g) Chirico shall have received audited financial statements for Vitallabs for 2004 and 2003 and the interim period(s) subsequent thereto, as may be required to satisfy the reporting requirements of the Securities Exchange Act of 1934, as amended, which are reasonably satisfactory to Chirico.

     (h) Vitallabs shall be current in its reporting obligations under the Securities Exchange Act of 1934, as amended. To be relisted on the bulletin board exchange.

     (i) Chirico shall have received audited financial statements for Vitallabs for 2004 and 2003 and the interim period(s) subsequent thereto, as may be required to satisfy the reporting requirements of the Securities Exchange Act of 1934, as amended.

     (j) All Schedules identified in this Agreement which contain information about Vitallabs which are not attached at the execution hereof have been attached prior to the Closing.

     (k) Vitallabs will hold Chirico harmless from all past debt, lawsuits and litagations and will provide a written statement from the major stockholders.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES
                  ---------------------------------------------

     Section 4.01.  Chirico's representations and warranties.  Chirico
                    ----------------------------------------
represents and warrants to Vitallabs that:

     (a) Chirico is duly incorporated and existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute, deliver and perform this Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by Chirico and constitutes the legal, valid and binding obligation of Chirico enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

     (c) The execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by Chirico or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by Chirico, from which Chirico benefits or which is desirable in the conduct of Chirico's business.

     (d) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any self-regulatory body to which Chirico is subject or any foreign nation or subdivision or agency thereof is required in connection with the execution and delivery of this Agreement by Chirico and the consummation of the transactions contemplated hereby.

      (e) The information Chirico has delivered to Vitallabs was, to the knowledge of Chirico, on the date reflected in each such item of information accurate in all material respects and, to the knowledge of Chirico, such information at the date hereof taken as a whole provides, to the knowledge of Chirico, full and fair disclosure of all material information relating to Chirico, to the knowledge of Chirico, and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) Chirico has conducted its business in the ordinary course for the last three years or since inception, whichever is less.

     (g) Neither Chirico nor any employee, to Chirico knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder Chirico's business which might subject Chirico to damage or penalty in civil, criminal or governmental litigation or proceedings.

     (h) Chirico's financial statements, when delivered to Vitallabs will have been prepared in accordance with accounting principles generally accepted in the United States consistently applied and maintained throughout the periods indicated, fairly present the financial condition of Chirico in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. Chirico' financial records are maintained in accordance with good business practice.

     (i) Chirico has good, marketable and, as appropriate, insurable title to all of the properties and assets, including intangible assets, if any, which it owns or uses in Chirico's business or purports to own, including, without limitation, those reflected in its books and records and in its most recent balance sheet, both tangible and intangible, (excluding inventory sold after the most recent balance sheet date in the ordinary course of business). Except as reflected on Schedule "B", none of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to Chirico's financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. Except as noted on Schedule "A", all of the properties and assets owned, leased or used by Chirico are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations and are directly related to Chirico's business.

     (j) All of the material contracts, agreements, leases, licenses and commitments of Chirico (other than those which have been fully performed), copies of all of which have been or will be delivered to Vitallabs, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as noted in Schedule "C", there is not there under with respect to any party thereto any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to Chirico's business, properties, assets, earnings or prospects or either before or after the Closing, to result in any material loss or liability.

     (k) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to Chirico's knowledge threatened, against or relating to Chirico, its directors, officers or employees with respect to Chirico or its business or for which Chirico may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and Chirico does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination, except as set forth in Schedule "D".

     (l) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, including employer's contribution, other than those for which a return or deposit is not yet due and have been disclosed to Vitallabs, imposed by the United States or any foreign nation or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by Chirico with respect to employees' withholding and social security taxes have been made. Chirico is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by Chirico for the extension of time for the assessment of any tax and Chirico is not a "consenting corporation" within the meaning of
Section 341(f)(1) of the U.S. Tax Code.

     (m) Chirico does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which Chirico is obligated or required to make contributions.

     (n) None of Chirico' employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and Chirico considers its relations with its employees as a whole to be good. Chirico has disclosed to Vitallabs all employee salary, compensation and benefit agreements and no employee has a written employment agreement.

     (o) No person has guaranteed any obligation of Chirico, and Chirico has not guaranteed the obligation of any other person.

     (p) Chirico and its management have no reason to believe or expect and do not believe or expect that any event or events will occur which will result in Chirico producing results of operations to be Chirico's recent operations.

     Section 4.02.  Vitallabs' representations and warranties.  Vitallabs
                    -----------------------------------------
represents and warrants to Chirico that:

     (a) Vitallabs is a duly incorporated and on the Closing date will be an existing corporation in good standing under the laws of its state of incorporation and will have full corporate power to execute and deliver this Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by Vitallabs and constitutes the legal, valid and binding obligation of Vitallabs, subject to any legal impediments to contracting obligations during a period when its charter is subject to revocation, enforceable against Vitallabs in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

     (c) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state thereof is required in connection with the execution and delivery of this Agreement by Vitallabs and the consummation of the transactions contemplated hereby, other than the reinstatement of Vitallabs' charter by its state of incorporation.

     (d) The information Vitallabs has delivered to Chirico was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Vitallabs' audited financial statements, when delivered to Chirico will have been prepared in accordance with accounting principles generally accepted in the United States consistently applied and maintained throughout the periods indicated, fairly present the financial condition of Vitallabs in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. Vitallabs' financial records are maintained in accordance with good business practice

     (f)  Vitallabs is not engaged in any business and does not have any assets.

     (g) All of Vitallabs' debts, fixed and contingent, are as set forth in Schedule "E".

     Section 4.03.  Additional representations and warranties; Nature and
                    ------------------------------------------ ----------
survival of representation and warranties; Remedies.  All statements of fact
      ---------------------------------------------
contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of Chirico or of Vitallabs, and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by Chirico or by Vitallabs, respectively, as the case may be, to each other under this Agreement. For purposes of this Section 4.03 and Section 10.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant.
All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the Closing date, and none of Vitallabs or Chirico, or stockholders thereof, shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

     Section 5.01.  Conduct of business prior to Closing.
                    ------------------------------------

     (a) From the date hereof to the Closing, Chirico will conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to Vitallabs the services of Chirico's present directors, officers, employees, agents and independent contractors, (iii) to preserve for the benefit of Vitallabs the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract with Chirico where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

     (b) From the date hereof to the Closing, Chirico shall not (i) acquire or dispose of any material assets, (ii) engage in any extraordinary transactions without Vitallabs' prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of business or assets by Chirico, sale of equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to Vitallabs and approved by it.

     (c) From the date hereof to the Closing, Vitallabs shall not begin or acquire any business or acquire any assets, other than as disclosed to Chirico and approved by it.

     (d) Both Vitallabs and Chirico may sell common stock or convertible notes for the purpose of acquiring the funding necessary to complete the transactions contemplated by this Agreement.

     Section 5.02.  Notice of changes in information.  Each party shall give the
                    --------------------------------
other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

     Section 5.03.  Notice of extraordinary changes.  Chirico shall advise
                    -------------------------------
Vitallabs with respect to any of the following outside of ordinary course of business or which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, licenses, commitments or other understandings or arrangements to which Chirico is a party, including, without limitation, purchase orders for any item of inventory and commitments for capital expenditures or improvements, or (ii) any changes in purchasing, pricing or selling policy, or, any changes in its sales, business or employee relations in general.

     Section 5.04.  Action to preserve business and assets.   Notwithstanding
                    --------------------------------------
anything contained in this Agreement to the contrary, Chirico or Vitallabs will not take or fail to take any action that, in Chirico or Vitallabs' reasonable judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against Chirico or Vitallabs, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by Chirico or Vitallabs of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by Chirico or Vitallabs).

     Section 5.05.  Access to information and documents.  Upon reasonable notice
                    -----------------------------------
and during regular business hours, each corporate party will give to the other corporate party, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as it may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. Each corporate party will give to the other corporate party an opportunity to ask questions and receive answers thereto in furtherance of their respective due diligence. Any such furnishing of such information or any investigation shall not affect that party's right to rely on the other party's representations and warranties made in this Agreement or in connection herewith or pursuant hereto.

     Section 5.06.  Confidential treatment of information.  The provisions of
                    -------------------------------------
Exhibit "D" shall be binding upon the parties.

     Section 5.07.  Cooperation by the parties.  Each party hereto shall
                    --------------------------
cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     Section 5.08.  Actions to be taken prior to Closing.  Vitallabs will take
                    ------------------------------------
the following actions concurrently with or immediately following the execution of this Agreement:

     (a) Elect Anthony Chirico as a director of Vitallabs, subject to his delivery of letter of resignation effective in the event of automatic cancellation of the preferred stock issued as provided in (b) below.

     (b) Reinstate its charter and file a certificate of designation with respect thereto for 1,800,000 shares of voting, convertible preferred stock, subject to automatic cancellation in the event the Closing does not occur and to automatic conversion into ninety percent, estimated at eighteen million shares, of Vitallabs' common stock upon approval and consummation of the reverse stock split described in Section 5.09 and having such other features as set forth in Exhibit "E", and issue such preferred stock to Chirico's stockholders, subject to transfer to Chirico in the event its business and assets, as compared to its capital stock, is the subject of the acquisition contemplated hereby.

     (c) Vitallabs will issue all of its remaining authorized by unissued common stock (approximately eighty-five million shares) in full satisfaction of its outstanding debts, as set forth in Schedule "E", provided that it may reserve approximately 500,000 shares for issuance to raise funding as provided in Section 5.01(d).

     (d) Vitallabs will file all reports pursuant to the Securities Exchange Act of 1934, as amended, that it is required to file, containing all information and audited financial statements required to be included therein.

     (e) Vitallabs will change its business address and address of its principal executive offices to Suite 402, 105 Elm Street, Old Saybrook, CT 06475 and Chirico will provide personnel to attend to Vitallabs' day-to-day business.

     Section 5.09.  Actions to be taken after Vitallabs' SEC reports are
                    ----------------------------------------------------
current. After Vitallabs has filed all reports pursuant to the Securities Exchange Act of 1934, as amended, that it is required to file, Vitallabs will obtain approval, in compliance with the proxy solicitation rules of the Securities Exchange Act of 1934, as amended, from its stockholders for a reverse split of its issued and outstanding one hundred million shares of common stock such that the issued and outstanding common stock shall become two million shares and the total number of authorized shares common stock remain at one hundred million shares and for a change in the name of Vitallabs to such name as the Board of Directors may suggest.

                                   ARTICLE VII
                           FEDERAL INCOME TAX MATTERS
                           --------------------------

     Section 7.01.  Responsibility for understanding tax consequences.  Each
                    -------------------------------------------------
party shall be responsible for obtaining its or his own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement and waives any reliance with respect thereto on any other party.

                                  ARTICLE VIII
                          TERMINATION PRIOR TO CLOSING
                          ----------------------------

     Section 8.01.  Termination for default.  A corporate party may, by notice
                    -----------------------
to the other corporate party, given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by other corporate party in the observance or in the due and timely performance of any of any material covenants and agreements contained, made by or imposed upon it, in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

     Section 8.02.  Termination for failure to Close.  If the Closing does not
                    --------------------------------
occur on or before the date provided in Section 3.01, any party, if that party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other parties; provided, that the parties may extend the Closing date in writing. Notice must be given 45 days and 30 days to resolve.

     Section 8.03.  Termination for loss of bargain.  Vitallabs and Chirico may,
                    -------------------------------
at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of Vitallabs or Chirico, it discovers the existence of a material, adverse variance from the information it has received from Vitallabs or Chirico and its controlling stockholder or form its due diligence examination prior to the date of this Agreement, or (ii) Vitallabs or Chirico has suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) Vitallabs or Chirico is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not Vitallabs or Chirico has exhausted its appeals.

                                   ARTICLE IX
                                     NOTICES
                                     -------

     Section 9.01.  Procedure for giving notices.  Any and all notices or other
                    ----------------------------
communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

     Section 9.02.  Addresses for notices. For purposes of sending notices under
                    ---------------------
this Agreement, the addresses of the parties are as follows:

     As to Chirico
          And its Stockholders:               Anthony Chirico, President
                                              Chirico Group, Inc.
                                              Suite 402
                                              105 Elm Street
                                              Old Saybrook, CT 06475

     As to Vitallabs:                         Frank Pinizzotto
                                              2410 Kent Place
                                              Clearwater, FL 33764

     Section 9.03.  Change of address.  A party may change its address for
                    -----------------
notices by sending a notice of such change to all other parties by the means provided in Section 9.01; provided, the address for Vitallabs may not be changed before the Closing; provided, further, that is provision shall not prevent a change in Vitallabs' business address or the address of its principal executive offices.

                                    ARTICLE X
                              LEGAL AND OTHER COSTS
                              ---------------------

     Section 10.01.  Party entitled to recover.  In the event that any party
                     -------------------------
(the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees, expert witness fees, costs of depositions and discovery and costs on appeal) paid or incurred by the Non-Defaulting Party in connection with such enforcement or recovery of damages. Amount & payment to be made upon a mutual agreement between parties or deterimation by arbitration or court of law.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     Section 11.01.  Effective date.  The effective date of this Agreement shall
                     --------------
for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

     Section 11.02.  Entire agreement.  This writing constitutes the entire
                     ----------------
agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

     Section 11.03.  Waivers.  No waiver of any provision, requirement,
                     -------
obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     Section 11.04.  Amendments.  This Agreement may not be modified, amended or
                     ----------
terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

     Section 11.05.  Construction.  This Agreement has been negotiated by the
                     ------------
parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

     Section 11.06.  Invalidity.  It is the intent of the parties that each
                     ----------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

     Section 11.07.  Multiple counterparts.  This Agreement may be executed in
                     ---------------------
one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

     Section 11.08.  Assignment, parties and binding effect.  This Agreement,
                     --------------------------------------
and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

     Section 11.09.  Survival of representations and warranties.  The
                     ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

     Section 11.10.  Arbitration.  Unless a court of competent jurisdiction
                     -----------
shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in Middlesex County, Connecticut by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of the Circuit Court in and for Middlesex County, Connecticut shall apply and requests for discovery in accordance therewith shall be enforceable upon application to such court. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof or the party(ies) against whom the award is entered. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

     Section 11.11.  Jurisdiction and venue.  Any action or proceeding for
                     ----------------------
enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced solely in the courts of the State of Connecticut in and for Middlesex County, Connecticut, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding. Any suit shall not be removed to a federal district court, nor shall venue be changed, without the consent of all parties to the suit.

     Section 11.12.  Applicable law.  This Agreement and all amendments thereof
                     --------------
shall be governed by and construed in accordance with the law of the State of Connecticut applicable to contracts made and to be performed therein.

     Section 11.13.  Representation of counsel.  Chirico and its stockholders
                     -------------------------
acknowledge that Jackson L. Morris, Esq., who has drafted this agreement, has hereby advise them that they should engage independent counsel to represent them with respect to this Agreement and the transactions contemplated hereby and that he has not advised them with respect thereto. The parties acknowledge that Mr. Morris has advised that the transactions completion of certain acts and transactions contemplated by this Agreement prior to the Closing and the sale of securities in the United States or to U.S. citizens abroad without full and fair disclosure of material information (in view of the lack of audited financial information about Chirico and the delinquency in the filing of reports by Vitallabs under the Securities Exchange Act of 1934, as amended), as well as the completion of certain transactions contemplated hereby prior to the closing, may involve rise to risks and liabilities which would be reduced or eliminated by deferring such actions until Closing or such sales until the parties are in a position to make full and fair disclosure of material information. The parties acknowledge that Mr. Morris has not had an opportunity to undertake any legal audit or investigation of either party to this transaction, including examination of Vitallabs' charter documents which may affect matters related to the issue of preferred stock contemplated by this Agreement.

     Section 11:14. Chirico counsel. Chirico has the option to have an attorney
                    ----------------
review this agreement. This agreement is contingent upon and may change after a review by Chirico attorney. Vitallabs agrees to the review and changes to be agreed upon.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

[Corporate Seal]                                      Vitallabs, Inc.
Attest:                                                By:  /s/ Frank Pinizzotto
                                                            Frank Pinizzotto,
President

---------------------------------
              , Secretary
-------------
[Corporate Seal]                                       Chirico Group, Inc.
Attest:                                                By:  /s/ Anthony Chirico
                                                            Anthony Chirico,
President
---------------------------------
              , Secretary
-------------

Exhibit 4.  Certificate of Designation of Preferred Stock

                           CERTIFICATE OF DESIGNATION
                                       OF
                                VITALLABS, INC.

Pursuant to the provisions of Article IV, Section (2) of its Articles of Incorporation and Sec.78.1955, Nevada Revised Statutes, Vitallabs, Inc. does hereby designate shares of its as follows:

1.  The name of the corporation is Vitallabs, Inc.

2. This Certificate of Designation was duly approved and adopted on August 18, 2004 by all the directors of the corporation by written consent without a meeting, pursuant to Sec.78.315, Nevada Revised Statute. Approval by the stockholders is not required.

3. Out of the Five Million (5,000,000) Shares of authorized preferred stock of the Corporation One Million Eight Hundred Thousand (1,800,000) Shares shall be classified as Class C Voting, Convertible Preferred Stock, each share of which shall be entitled to fifty-six votes on all matters submitted to the holders of the common stock for approval, voting together with the common stock as a single class and not separately, shall be automatically converted in the aggregate into the greater of Eighteen Million (18,000,000) or Ninety Percent (90%) of the shares of common stock of the Corporation issued and outstanding immediately following a reverse split to two million shares from one hundred million shares of common stock immediately issued and outstanding immediately prior to the conversion of the preferred stock, shall be entitled to receive dividends only when and as declared on, and not in preference to, the common stock and then in an amount determined as if the preferred stock had been then converted into common stock and shall be entitled to participate in any distribution of the Corporation's assets upon winding up of its affairs in pari passu with the common stock; provided, that this preferred stock shall automatically cancel and be of no force and effect in the event the Stock Exchange Agreement between the Corporation and The Chirico Group, Inc. and its controlling stockholder dated July 28, 2004 pursuant to which the preferred stock is to be issued does not close in accordance with the terms of said Agreement.

IN WITNESS WHEREOF, the undersigned, President of Vitallabs, Inc., has executed the within Certificate of Designation this 18th day of August, 2004 and caused said Articles to be filed in the office of the Secretary of State for the State of Nevada, effective upon the filing thereof.

   (CORPORATE SEAL)                Vitallabs, Inc.


ATTEST:
                                   By: /s/ Anthony Chirico
                                           Anthony Chirico, President